Exhibit 32

Certification of the President and
the Chief Financial Officer
Pursuant to 18 U.S.C. Section1350,
as Adopted Pursuant to Section906 of the
Sarbanes-Oxley Act of 2002

Each of the undersigned, Wo Hing Li, President of China Precision Steel,Inc. (the “Company”), and Leada Tak Tai Li, Chief Financial Officer of the Company, do hereby certify, pursuant to Section906 of the Sarbanes-Oxley Act of 2002, that:

a)
This amendment to the Quarterly Report on Form10-Q of the Company for the quarterly period ended December31, 2007 fully complies with the requirements of Section13(a)or 15(d)of the Securities Exchange Act of 1934; and

b)	The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 15th day of September, 2008.

By:	/s/ Wo Hing Li
Wo Hing Li
President

By:	/s/ Leada Tak Tai Li
Leada Tak Tai Li
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to China Precision Steel, Inc. and will be retained by China Precision Steel, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.